Filed Pursuant to Rule 424(b)(2)
Registration No. 333-238845
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	8,605,483	$101.00	$869,153,783	$94,825

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-238845) in accordance with Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT
(To prospectus dated June 1, 2020)
EXACT SCIENCES CORPORATION
8,605,483 Shares of Common Stock

We are offering 8,605,483 shares of our common stock, par value $0.01 per share (our “common stock”), directly to investors without a placement agent or underwriter at a price of $101.00 per share. We are not paying any underwriting discounts or commissions in connection with this offering. Accordingly, the proceeds to us, before expenses, will be approximately $869.2 million. We estimate the total expenses of this offering will be approximately $3.2 million.
Our common stock trades on the Nasdaq Capital Market under the symbol “EXAS.” On October 26, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $106.57.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock at the closing of the offering is expected to be made on or about October 29, 2020.
The date of this prospectus supplement is October 27, 2020.

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined together with all documents incorporated by reference.
In this prospectus supplement, the “Company,” “we,” “us” and “our” and similar terms refer to Exact Sciences Corporation and its subsidiaries. References to our “common stock” refer to the common stock of Exact Sciences Corporation.
This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should rely only on the information contained in or incorporated by reference to this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates, regardless of time of delivery. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
All references in this prospectus to our consolidated financial statements include, unless the context indicates otherwise, the related notes.
The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.
This prospectus and the documents incorporated by reference herein include trademarks, tradenames and service marks that are our property or the property of licensors or other third parties. Solely for convenience, such trademarks and tradenames may appear without any “™” or “®” symbol. However, failure to include such symbols is not intended to suggest, in any way, that we will not assert our rights or the rights of any applicable licensor or other third party to such trademarks, tradenames and service marks.

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FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein regarding our strategies, prospects, financial condition, operations, costs, plans, objectives and the pending acquisition of Thrive Earlier Detection Corp. (“Thrive”) and recent acquisition of Base Genomics Limited (“Base”) are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales, marketing and patient adherence efforts, expectations concerning payer reimbursement, the anticipated results of our product development efforts, the anticipated benefits of the pending acquisition of Thrive and recent acquisition of Base, including estimated synergies and other financial impacts, and the expected timing of completion of the transaction. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: uncertainties associated with the coronavirus (COVID-19) pandemic, including its possible effects on our operations, including our supply chain, and the demand for our products and services; our ability to efficiently and flexibly manage our business amid uncertainties related to COVID-19; our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the success of our efforts to facilitate patient access to Cologuard® via telehealth; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of the adoption, modification or repeal of any law, rule, order, interpretation or policy relating to the healthcare system, including without limitation as a result of any judicial, executive or legislative action; the effects of changes in pricing, coverage and reimbursement for our products and services, including without limitation as a result of the Protecting Access to Medicare Act of 2014; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Society of Clinical Oncology, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships, such as through our Restated Promotion Agreement with Pfizer, Inc., and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our, Thrive’s and Base’s ability to maintain regulatory approvals and comply with applicable regulations; our ability to manage an international business and our expectations regarding our international expansion and opportunities; the potential effects of foreign currency exchange rate fluctuations and our efforts to hedge such effects; the possibility that the anticipated benefits from our business acquisitions (including the pending acquisition of Thrive and recent acquisition of Base) cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ (including Thrive’s and Base’s) operations will be greater than expected and the possibility of disruptions to our business during integration efforts and strain on management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; the ability of us and Thrive to receive the required regulatory approvals for the pending merger and to satisfy the conditions to the closing of the transaction on a timely basis or at all;

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the occurrence of events that may give rise to a right of one or both of us and Thrive to terminate the merger agreement; possible negative effects of the announcement or the consummation of the pending acquisition of Thrive and recent acquisition of Base on the market price of our common stock and/or on our and/or Thrive’s or Base’s respective businesses, financial conditions, results of operations and financial performance; significant transaction costs and/or unknown liabilities; risks associated with contracts containing consent and/or other provisions that may be triggered by the pending acquisition of Thrive and recent acquisition of Base; risks associated with potential transaction-related litigation; the ability of Thrive, Base and the combined company to retain and hire key personnel; those risks and uncertainties included in this prospectus supplement and the accompanying prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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SUMMARY
The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making an investment decision. Please read this entire prospectus supplement and the accompanying prospectus, including the risk factors, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully.
Overview
We are a leading global cancer diagnostics company. We have developed some of the most impactful brands in cancer diagnostics, and we are currently working on the development of additional tests for other types of cancer, with the goal of bringing new innovative cancer tests to patients throughout the world.
Our Cologuard Test
Colorectal cancer is the second leading cause of cancer deaths in the United States (“U.S.”) and the leading cause of cancer deaths in the U.S. among non-smokers. In 2020 in the U.S. there are projected to be approximately 148,000 new cases of colorectal cancer and 53,000 deaths from colorectal cancer. It is widely accepted that colorectal cancer is among the most preventable, yet least prevented cancers.
Our Cologuard test is a non-invasive stool-based DNA (“sDNA”) screening test that utilizes a multi-target approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and pre-cancer. Upon approval by the U.S. Food and Drug Administration (“FDA”) in August 2014, Cologuard became the first and only FDA-approved sDNA non-invasive colorectal cancer screening test. Cologuard is now indicated for average risk adults 45 years of age and older.
Our original premarket approval submission to the FDA for Cologuard included the results of our pivotal DeeP-C clinical trial that had over 10,000 patients enrolled at 90 sites in the U.S. and Canada. The results of our DeeP-C clinical trial for Cologuard were published in the New England Journal of Medicine in April 2014. The peer-reviewed study, “Multi-target Stool DNA Testing for Colorectal-Cancer Screening,” highlighted the performance of Cologuard in the trial population:
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Cancer Sensitivity: 92%

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Stage I and II Cancer Sensitivity: 94%

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High-Grade Dysplasia Sensitivity: 69%

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Specificity: 87%

Our Oncotype DX Tests
With our Oncotype IQ Genomic Intelligence Platform we are applying our world-class scientific and commercial expertise and infrastructure to lead the translation of clinical and genomic data into clinically actionable results for treatment planning throughout the cancer patient’s journey, from diagnosis to treatment selection and monitoring. Our Oncotype IQ Genomic Intelligence Platform is currently comprised of our flagship line of Oncotype DX gene expression tests for breast, prostate and colon cancer, as well as Oncotype DX AR-V7 Nucleus Detect® test, a liquid-based test for advanced stage prostate cancer.
We believe our Oncotype DX tests provide information that has the following benefits:
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Improved Quality of Treatment Decisions.   We believe our approach to genomic-based cancer analysis improves the quality of cancer treatment decisions by providing an individualized analysis of each patient’s tumor that is correlated to clinical outcome, rather than solely using subjective, anatomic and qualitative factors to determine treatments. Our Oncotype DX tests for breast cancer, Ductal Carcinoma in Situ (“DCIS”), prostate cancer, and colon cancer have been analytically and clinically validated in multiple published studies. The Recurrence Score® results from our tests have been demonstrated to classify patients into recurrence risk categories different than classifications based primarily on clinical and pathologic features. Additionally, multiple decision impact studies conducted worldwide consistently show that the Recurrence Score result changes treatment decisions in more than 30% of patients. As a result, we believe our tests enable patients and healthcare providers to make more informed decisions about the risks and benefits of various treatments, and consequently design an individualized treatment plan.
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Improved Health Economics of Cancer Care.   We believe that improving the quality of treatment decisions can result in significant economic benefits. The results of a number of clinical studies have demonstrated that by using the Oncotype DX Breast Recurrence Score® test, physicians and patients can better evaluate treatment options, such as whether a patient will or will not benefit from chemotherapy. Patients are benefited when (1) those who aren’t likely to benefit from chemotherapy avoid it and the associated chemotoxicities and (2) those who are likely to benefit from chemotherapy receive it resulting in reduced incidence of distant recurrences. These better clinical outcomes increase survival rates and also save the patient as well as the healthcare system significant costs.

International Business Background and Products
Prior to our combination with Genomic Health, Inc. in November 2019, we did not have international revenue. We now commercialize our Oncotype DX tests internationally through employees in Canada, Japan and six European countries, as well as through exclusive distribution agreements. We have provided our Oncotype DX tests in more than 90 countries outside of the United States. We do not offer Cologuard or COVID-19 testing outside of the U.S.
Inclusion of our products in guidelines and quality measures will be critical to our international success. The Oncotype DX breast cancer test is recognized in international guidelines issued by the St. Gallen International Breast Cancer Expert Panel and European Society for Medical Oncology and has been included in certain guidelines and recommendations in England, Germany and Japan. We have obtained coverage for our invasive breast cancer test outside of the U.S., including coverage for certain patients in Canada, France, Spain, Germany, Italy, Ireland, Israel, Saudi Arabia, Switzerland, and the United Kingdom. We expect that broadening coverage and reimbursement for our Oncotype DX tests outside of the United States will take years.
Pipeline Research and Development
Our research and development efforts are focused on developing new products and enhancing existing products to address new cancer areas and expand the clinical utility and addressable patient populations for our existing tests. These development efforts may lead to a variety of possible new products, including risk assessment, screening and prevention, early disease diagnosis, adjuvant and/or neoadjuvant disease treatment, metastatic disease treatment selection and patient monitoring.
In October 2020 we announced the introduction of the Oncotype MAP™ Pan-Cancer Tissue test (“Oncotype MAP” test). The Oncotype MAP test is a rapid, comprehensive tumor profiling panel that aids therapy selection for patients with advanced, metastatic, refractory, or recurrent cancer. The Oncotype MAP test utilizes next generation sequencing and immunohistochemistry to provide in-depth insights into genomic alterations in hundreds of cancer-related genes. The Oncotype MAP test report supports clinical decision making by showing actionable biomarkers associated with more than 100 evidence-based therapies, over 45 combination therapies, and more than 650 active clinical trial associations. The identification of these biomarkers helps to inform treatment options for a breadth of solid tumor types.
Through our collaboration with Mayo Foundation for Medical Education and Research, we have successfully performed validation studies on multiple types of cancer using tissue, blood and other samples. In September 2020, Mayo agreed to make available certain personnel to provide us product development and research and development assistance through January 2025. We are currently focusing our research and development efforts on building a pipeline of potential future products and services with a focus on improving Cologuard’s performance characteristics and on developing blood or other fluid-based (“liquid biopsy”) tests. We expect to advance liquid biopsy through biomarker discovery and validation in tissue, blood, or other fluids.
We are pursuing the following opportunities:

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Colon Cancer Screening.   We are seeking opportunities to improve upon Cologuard’s performance characteristics. In October 2019, we and Mayo presented at the American College of Gastroenterology’s 2019 Annual Scientific Meeting findings from a blinded-case control study showing enhanced colorectal cancer and advanced adenoma detection using newly discovered methylation biomarkers and hemoglobin. To establish the performance of the novel multi-target stool DNA test in November 2019, we launched the BLUE-C study, a multi-center, prospective study. We expect to enroll more than 10,000 patients 40 years of age and older in the BLUE-C study. The timing of any such enhancements to Cologuard is unknown and would be subject to FDA approval. We are also working to develop a blood-based screening test for colorectal cancer.

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Multi-Cancer Screening Test Development.   We are currently seeking to develop a blood-based multi-cancer screening test. In September 2020, we reported that together with Mayo we have identified methylation markers with a 97% average accuracy in identifying cancers in tissue and blood. We also presented results from an internal study using these markers on blood samples that demonstrated 86% sensitivity at 95% specificity when looking at six different cancers.

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Hepatocellular Carcinoma (“HCC”) Test Development.   We are currently seeking to develop a blood-based biomarker test to serve as an alternative to ultrasound and alpha-fetoprotein (“AFP”) for use in HCC testing. HCC is the most common type of liver cancer. Our goal is to develop a patient-friendly test that performs better than the current standard of care. In November 2019, we released the results of a 443-patient study which demonstrated 80% sensitivity at 90% specificity with a novel combination of six blood-based biomarkers for HCC. The study also showed 71% sensitivity for early stage HCC at 90% specificity. The study compared performance to the AFP test, which demonstrated 45% sensitivity at 90% specificity for early stage HCC.

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Development Studies for Oncotype DX Products.   We may also conduct or fund clinical studies that could support additional opportunities for our Oncotype DX products. For example, we are exploring clinical studies to expand the use of genomic testing to address additional populations, including higher-risk patients.

COVID-19 Testing Business
In late March 2020, we began providing COVID-19 testing. The U.S. Food and Drug Administration (FDA) has granted us Emergency Use Authorization to test for SARS-CoV-2, the virus that causes COVID-19, in upper respiratory samples. We have partnered with various customers, including the State of Wisconsin Department of Health, to administer testing. Customers are responsible for employing trained personnel to collect specimens. Specimens are sent to our laboratory in Madison, Wisconsin, where we run the assay in our laboratories and provide test results to ordering providers. In light of the uncertainty surrounding the COVID-19 pandemic, we intend to periodically reassess our COVID-19 testing business.
Recent Developments
Acquisitions of Thrive and Base
On October 25, 2020, we acquired all of the outstanding capital stock of Base Genomics Limited (“Base”), headquartered in Cambridge, England, for $410 million in cash, net of cash received and certain other adjustments. This acquisition was funded with cash on hand and is expected to enhance our efforts in multi-cancer and colorectal cancer screening, as well as other cancers across the continuum.
On October 26, 2020, we entered into a definitive agreement and plan of merger (the “Thrive Merger Agreement”) with Thrive Earlier Detection Corp. (“Thrive”), which contemplates that, among other things, Thrive will be merged with and into one of our wholly owned subsidiaries, with our previously existing subsidiary surviving. Thrive is a healthcare company dedicated to incorporating earlier cancer detection into routine medical care. We expect that combining Thrive’s early-stage screening test, CancerSEEK, with our scientific platform, clinical organization and commercial infrastructure will establish us as a leading competitor in blood-based, multi-cancer screening. Under the terms of the Thrive Merger Agreement, Thrive will receive total consideration of $2.15 billion, of which $1.7 billion would be payable at closing, comprised of approximately $600 million in cash and approximately $1.1 billion in our common stock. An additional $450 million would be payable in cash based upon the achievement of certain milestones related to the development and commercialization of a blood-based, multi-cancer screening test. The Thrive merger was approved by our board of directors and the board of directors and stockholders of Thrive. We currently expect the Thrive merger to close during the first quarter of 2021, subject to customary closing conditions and regulatory approvals.
Corporate Information
We were incorporated in the State of Delaware on February 10, 1995. Our corporate headquarters are located at 5505 Endeavor Lane, Madison, Wisconsin 53719. Our telephone number is (608) 535-8815. Our Internet website address is www.exactsciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

THE OFFERING
Issuer:
Exact Sciences Corporation
Common Stock Offered:
8,605,483 shares.
Common Stock to be Outstanding Immediately after this Offering:
159,028,258 shares.
Use of Proceeds:
We will receive gross proceeds from this offering of approximately $869.2 million, before deducting estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of debt, working capital and business acquisitions, including the payment of the cash consideration related to our pending acquisition of Thrive. See “Use of Proceeds.”
Risk Factors:
Investing in our common stock involves risks. See “Risk Factors” and other information contained herein or otherwise incorporated by reference herein before deciding to invest in shares of our commons stock.
Nasdaq Capital Market Symbol:
Our common stock is listed on the Nasdaq Capital Market under the symbol “EXAS.”
The number of shares of our common stock to be outstanding following this offering is based on 150,422,775 shares outstanding as of October 22, 2020 and, unless otherwise indicated, all information in this prospectus does not include:
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2,389,035 shares of common stock issuable upon the exercise of outstanding stock options as of October 22, 2020 at a weighted average exercise price of $41.36 per share;

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4,590,087 shares subject to outstanding unvested restricted stock units as of October 22, 2020;

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13,943,777 additional shares of common stock reserved for future issuance as of October 22, 2020 under our equity incentive plans;

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20,309,000 shares of our common stock reserved for issuance upon conversion of outstanding convertible notes; and

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shares of our common stock issuable at the closing of our pending merger pursuant to the Thrive Merger Agreement.

RISK FACTORS
Investing in our common stock involves risk. We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. You should carefully consider the following risk factors and the risk factors discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, each of which is incorporated by reference into this prospectus supplement in its entirety, together with all of the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations. This could cause the value of our common stock to decline, and you may lose all or part of your investment.
Risks Relating to this Offering
You will experience immediate and substantial dilution in the book value per share of the common stock you purchase and may experience future dilution as a result of future equity offerings or agreements to issue common stock.
Because the price per share of our common stock being offered will be higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of options, restricted stock units and restricted stock awards and amount of convertible notes outstanding. If the holders of these securities exercise, become vested in them or convert them, as applicable, you may incur further dilution.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or other securities convertible into or exchangeable for our shares of common stock in future transactions may be higher or lower than the price per share in this offering. Additionally, we may enter into agreements to issue shares of our common stock in connection with acquisitions or other investments, including the Thrive Merger Agreement, pursuant to which will issue approximately 11.1 million shares of our common stock upon the closing of the merger contemplated thereby.
Sales of a significant number of shares of our common stock in the public markets could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We also have several institutional stockholders that own significant blocks of our common stock. If one or more of these stockholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Because we have not designated any amount of net proceeds received by us from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.
Because we have no near-term plans to pay cash dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.
We have never declared or paid cash dividends on our common stock. We currently plan to use any cash proceeds from our operations to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors. As a result, investors in this offering must look solely to stock appreciation for a return on their investment in us.
Our failure to successfully complete or integrate acquisitions, including our recently announced acquisition of Thrive, in the expected timeframes, or to realize all or any part of the anticipated benefits of such acquisitions, may adversely affect our results of operations.
We undertake acquisition activities from time to time. In November 2019, we completed the acquisition of Genomic Health, Inc. and, in March 2020, we completed the acquisitions of Paradigm Diagnostics, Inc. and Viomics, Inc. On October 27, 2020, we announced our entry into the Thrive Merger Agreement and our acquisition of Base. Certain risks may exist as a result of these and other acquisition activities, including, among others, that:
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we do not complete the merger with Thrive, including due to the inability to receive the required regulatory approvals, the occurrence of events that may give rise to the right of one or both of us and Thrive to terminate the Thrive Merger Agreement, or a ruling or judgment by a government authority enjoining or prohibiting the Thrive merger, or the failure of us or Thrive to satisfy another closing condition outside of our control, could negatively impact our stock price and our future business and financial results;

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we will incur substantial expenses, and may encounter potential unknown liabilities and unforeseen increased expenses, delays or unfavorable conditions, in connection with the closing of the Thrive merger and other business acquisitions, including our acquisition of Base, whether or not such acquisitions are completed, and the subsequent integration, reducing our cash available for operations and other uses;

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the pendency of the Thrive merger or other acquisitions could adversely affect our business and operations, including by diverting significant focus of management and other resources and limiting our ability to execute certain business strategies;

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we may be unable to successfully integrate the acquired businesses into our business;

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we may lose key employees;

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we may encounter potential unknown liabilities and unforeseen risks associated with contracts containing consent and/or other provisions that may be triggered by the acquisitions;

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we may be unable to realize the anticipated benefits of the acquisitions or do so within the anticipated timeframe;

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our future results will suffer if we do not effectively manage our expanded operations; and

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the market price of our common stock may decline as a result of the acquisitions.

In the future, we may enter into transactions to acquire other businesses, products, services or technologies. Because we have only made a limited number of acquisitions to date, our ability to do so successfully is unproven. If we do identify suitable candidates, we may not be able to make such acquisitions on favorable terms or at all. Any acquisitions we make may not strengthen our competitive position, and these transactions may be viewed negatively by investors, healthcare providers, patients and others. In addition to the risks outlined above, we may decide to incur debt in connection with an acquisition or issue our common stock or other securities to the stockholders of the acquired company, which would reduce the percentage ownership of our existing stockholders. We cannot predict the number, timing or size of future acquisitions or the effect that any such transactions might have on our operating results.

USE OF PROCEEDS
We estimate that our gross proceeds from the sale of our common stock in this offering will be approximately $869.2 million, before deducting estimated offering expenses of approximately $3.2 million payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of debt, working capital and business acquisitions, including the payment of the cash consideration related to our pending acquisition of Thrive, a healthcare company dedicated to incorporating earlier cancer detection into medical care, pursuant to the Thrive Merger Agreement. The Thrive merger is expected to close during the first quarter of 2021, subject to customary closing conditions and regulatory approvals.
The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.
Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment-grade, interest-bearing securities.

DILUTION
Our net tangible book value as of September 30, 2020, was $227.8 million, or $1.51 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2020. After giving effect to our sale of 8,605,483 of shares of common stock in this offering at the offering price of $101.00 per share, and after deduction of estimated offering expenses payable by us, our net tangible book value as of September 30, 2020, would have been $1.1 billion, or $6.88 per share. This represents an immediate increase in net tangible book value of $5.37 per share to existing stockholders and an immediate dilution in net tangible book value of $94.12 per share to purchasers of common stock in this offering. The following table illustrates this calculation.
Offering price per share of common stock		$101.00
Net tangible book value per share as of September 30, 2020	$1.51
Increase per share attributable to this offering	$5.37
As adjusted net tangible book value per share after this offering		$6.88
Dilution per share to new investors in this offering		$94.12
The number of shares outstanding after the offering is based on 150,373,486 shares outstanding as of September 30, 2020, and includes 44,113 shares of unvested restricted stock held by directors. The number of outstanding shares after the offering does not include, in each case as of September 30, 2020:
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2,428,737 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2020 at a weighted average exercise price of $41.45 per share;

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4,610,361 shares subject to outstanding unvested restricted stock units as of September 30, 2020;

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13,943,777 additional shares of common stock reserved for future issuance as of September 30, 2020 under our equity incentive plans;

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20,309,000 shares of our common stock reserved for issuance upon conversion of outstanding convertible notes; and

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Shares of our common stock issuable upon the closing of our pending merger pursuant to the Thrive Merger Agreement.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS
The following discussion summarizes material U.S. federal income and estate tax considerations relating to the acquisition, ownership and disposition of our common stock purchased in this offering by a non-U.S. holder (as defined below). This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences to non-U.S. holders described in this prospectus supplement.
There can be no assurance that the Internal Revenue Service (“IRS”) will not take a contrary position to the tax consequences described herein or that such position will not be sustained by a court. No ruling from the IRS has been requested or obtained with respect to the U.S. federal income or estate tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.
This discussion is for general information only and does not constitute tax advice. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.
As used in this discussion, a “non-U.S. holder” is a beneficial owner of our common stock for U.S. federal income tax purposes that is not a U.S. holder. A “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
An individual may be treated, for U.S. federal income tax purposes, as a resident of the United States in any calendar year by being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. The 183-day test is determined by counting all of the days the individual is treated as being present in the current year, one-third of such days in the immediately preceding year and one-sixth of such days in the second preceding year. Residents of the United States are subject to U.S. federal income tax as if they were U.S. citizens.
This discussion assumes that a prospective non-U.S. holder will hold shares of our common stock as a capital asset within the meaning of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances. In addition, this discussion does not address any aspect of the U.S. federal alternative minimum tax, U.S. state or local or non-U.S. taxes, or the special tax rules applicable to particular non-U.S. holders, such as:
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insurance companies and financial institutions;

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tax-exempt organizations;

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regulated investment companies or real estate investment trusts;

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pension plans;

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controlled foreign corporations;

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passive foreign investment companies;

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persons who received our common stock as compensation;

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brokers and dealers in securities or currencies;

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owners holding our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

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former citizens or residents of the United States subject to tax as expatriates.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes is an owner of our common stock, the treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. We urge any owner of our common stock that is a partnership and partners in that partnership to consult their tax advisors regarding the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock.
Distributions on Our Common Stock
Any distribution on our common stock paid to non-U.S. holders will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will generally constitute a return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our common stock, and will be applied against and reduce the non-U.S. holder’s adjusted tax basis. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “— Gain on Sale, Exchange or Other Disposition of Our Common Stock.”
Subject to the discussions below regarding backup withholding and the Foreign Account Tax Compliance Act, dividends paid to a non-U.S. holder that are not treated as effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% on the gross amount paid, unless the non-U.S. holder is entitled to an exemption from or reduced rate of withholding under an applicable income tax treaty. In order to claim the benefit of an income tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form to either), certifying under penalties of perjury that such non-U.S. holder is entitled to benefits under the applicable income tax treaty and has complied with any special certification requirements prior to the payment of dividends. A non-U.S. holder eligible for a reduced rate of withholding pursuant to an income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. holders should consult with their own tax advisors regarding possible entitlements to benefits under any income tax treaty.
Dividends paid to a non-U.S. holder that are treated as effectively connected with a trade or business conducted by the non-U.S. holder within the United States (and, if an applicable income tax treaty so provides, are also attributable to a permanent establishment or a fixed base maintained within the United States by the non-U.S. holder) are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. To obtain the exemption, a non-U.S. holder must provide us with a properly executed IRS Form W-8ECI (or successor form) prior to the payment of the dividend. Dividends received by a non-U.S. holder that are treated as effectively connected with a U.S. trade or business generally are subject to U.S. federal income tax at rates applicable to U.S. persons. A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional “branch profits tax” imposed at a rate of 30%, or such lower rate as specified by an applicable income tax treaty between the United States and such holder’s country of residence.
A non-U.S. holder who provides us with an IRS Form W-8BEN, W-8BEN-E, Form W-8ECI or other form must update the form or submit a new form, as applicable, if there is a change in circumstances that makes any information on such form incorrect.
Gain On Sale, Exchange or Other Disposition of Our Common Stock
Subject to the discussions below regarding backup withholding, a non-U.S. holder will generally not be subject to any U.S. federal income tax or withholding on any gain realized from the non-U.S. holder’s sale, exchange or other disposition of shares of our common stock unless:
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the gain is effectively connected with a U.S. trade or business (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base maintained within the

United States by the non-U.S. holder), in which case the gain will be taxed on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. person, and, if the non-U.S. holder is a corporation, the additional branch profits tax described above in “Distributions on Our Common Stock” may also apply;
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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

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we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “United States real property holding corporation” under Section 897 of the Code.

Generally, we will be a “United States real property holding corporation” (“USRPHC”) if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury regulations. We believe that we have not been and are not currently, and do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as a U.S. real property interest only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Code.
Information Reporting and Backup Withholding
The applicable withholding agent must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such holder and the amount of tax withheld, if any. Copies of the information returns filed with the IRS to report the distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.
The United States imposes a backup withholding tax, currently imposed at a rate of 24%, on the gross amount of dividends and certain other types of payments. Dividends paid to a non-U.S. holder will not be subject to backup withholding if proper certification of foreign status (usually on IRS Form W-8BEN or W-8BEN-E, as applicable) is provided, and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person. In addition, no backup withholding or information reporting will be required regarding the proceeds of a disposition of our common stock made by a non-U.S. holder within the United States or conducted through certain U.S. financial intermediaries if the payor receives the certification of foreign status described in the preceding sentence and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person or the non-U.S. holder otherwise establishes an exemption. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Backup withholding is not an additional tax. Rather, amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.
U.S. Federal Estate Tax
An individual non-U.S. holder who is treated as the owner, or who has made certain lifetime transfers, of an interest in our common stock will be required to include the value of the common stock in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate or other tax treaty provides otherwise.

Foreign Account Tax Compliance Act
In addition to the withholding described above, the Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on dividend payments made by a U.S. person to a foreign financial institution or non-financial foreign entity (including, in some cases, when a foreign financial institution or nonfinancial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into (or is deemed to have entered into) an agreement with the U.S. Treasury Department to withhold on certain payments, and to collect and provide to the U.S. Treasury Department substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under proposed Treasury regulations, this withholding tax will not apply to the gross proceeds from the sale or other disposition of shares of our common stock. The preamble to these proposed Treasury regulations states that taxpayers may rely on them pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.
Non-U.S. holders should consult with their own tax advisors regarding the possible implications of FATCA to such holders in connection with the acquisition, ownership and disposition of our common stock.

PLAN OF DISTRIBUTION
We have arranged for the sale of the shares of common stock we are offering pursuant to this prospectus supplement and the accompanying prospectus to the investors pursuant to a securities purchase agreement directly between the investors and us. The shares were offered directly to the investors without a placement agent, underwriter, broker or dealer. All of the shares sold in this offering will be sold at the same price and we expect a single closing. The closing of this offering is subject to customary closing conditions. We currently anticipate that closing of the sale of all 8,605,483 shares of common stock offered hereby will take place on or about October 29, 2020.
XMS Capital Partners, LLC, a FINRA member, will be paid a fee of $3.0 million for providing advisory services to us in connection with this offering.

LEGAL MATTERS
K&L Gates LLP, Charlotte, North Carolina, will pass upon certain legal matters relating to this offering.
EXPERTS
The consolidated financial statements of Exact Sciences Corporation as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the effectiveness of Exact Sciences Corporation’s internal control over financial reporting contains an explanatory paragraph due to the exclusion of certain elements of the internal control over financial reporting of Genomic Health, Inc.’s business, which Exact Sciences Corporation acquired in 2019), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Genomic Health, Inc. (“Genomic Health”) as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, incorporated by reference in this prospectus supplement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports, quarterly reports, current reports and proxy statements and other information with the SEC under the Exchange Act. You may access and read our SEC filings, including the registration statement of which this prospectus supplement and the accompanying prospectus are a part and all of the exhibits to it, at the SEC’s website located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.
Our web site is located at www.exactsciences.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.
We have filed a registration statement, of which this prospectus supplement and the accompanying prospectus are a part, and related exhibits with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus, filed as part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and its exhibits and schedules.
We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the documents incorporated by reference herein or therein other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus supplement or the accompanying prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, 5505 Endeavor Lane, Madison, WI 53719 or you may call us at (608) 535-8815.

INCORPORATION BY REFERENCE
This prospectus supplement and the accompanying prospectus “incorporate by reference” certain information that we have filed with the SEC under the Exchange Act. This means we are disclosing important information to you by referring you to those documents. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 21, 2020;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 6, 2020, July 31, 2020 and October 27, 2020, respectively;

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Current Reports on Form 8-K filed with the SEC on January 31, 2020, February 27, 2020, March 4, 2020, March 6, 2020, April 24, 2020, June 2, 2020, July 24, 2020, September 21, 2020, October 7, 2020 and October 27, 2020;

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the portions of our Definitive Proxy Statement on Schedule 14A filed on April 29, 2020 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

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Audited Consolidated Balance Sheets of Genomic Health as of December 31, 2018 and 2017 and the Audited Consolidated Statements of Operations, Comprehensive Income (Loss), Stockholders’ Equity and Cash Flows of Genomic Health for the years ended December 31, 2018, 2017 and 2016 (incorporated by reference to Genomic Health’s Annual Report on Form 10-K for the year ended December 31, 2018 filed by Genomic Health with the SEC on February 28, 2019);

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Unaudited Condensed Consolidated Financial Statements of Genomic Health as of September 30, 2019 (incorporated by reference to Genomic Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed by Genomic Health with the SEC on October 30, 2019); and

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The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any amendment or reports filed for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) and prior to the termination of the offering will be deemed to be incorporated by reference in this prospectus supplement and will be a part of this prospectus supplement from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

EXACT SCIENCES CORPORATION
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights

This prospectus relates to common stock, preferred stock, debt securities, warrants and rights that Exact Sciences Corporation may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
Our common stock trades on the NASDAQ Capital Market under the symbol “EXAS.” On May 29, 2020, the last reported sale price for our common stock was $85.88 per share.
These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE  3 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.
On November 8, 2019, we completed a combination with Genomic Health, Inc. when Genomic Health, Inc. and a wholly-owned subsidiary of Exact Sciences Corporation merged, with Genomic Health, Inc. surviving the merger as a wholly owned subsidiary of the Exact Sciences Corporation (the “Genomic Health Acquisition”). Unless the context otherwise requires, the terms (1) the “Company,” “we,” “us,” “our” or similar terms and “Exact” refer to (i) for periods prior to the Genomic Health Acquisition (as defined above), Exact Sciences Corporation, together with its consolidated subsidiaries without giving effect to the Genomic Health Acquisition, and (ii) for periods after the closing of the Genomic Health Acquisition, Exact Sciences Corporation, together with its consolidated subsidiaries, after giving effect to the Genomic Health Acquisition and (2) “Genomic Health” refers to Genomic Health, Inc., together with its consolidated subsidiaries for all periods covered.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. Our web site is located at www.exactsciences.com. The information contained on our web site is not part of this prospectus.
We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, 441 Charmany Drive, Madison, WI 53719 or you may call us at (608) 535-8815.
INCORPORATION BY REFERENCE
This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

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Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 21, 2020;

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 6, 2020;

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Current Reports on Form 8-K filed with the SEC on January 31, 2020, February 27, 2020, March 4, 2020, March 6, 2020, and April 24, 2020;

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the portions of our Definitive Proxy Statement on Schedule 14A filed on April 29, 2020 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

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Audited Consolidated Balance Sheets of Genomic Health as of December 31, 2018 and 2017 and the Audited Consolidated Statements of Operations, Comprehensive Income (Loss), Stockholders’ Equity and Cash Flows of Genomic Health for the three years ended December 31, 2018 and related notes (included in Genomic Health’s Annual Report on Form 10-K for the year ended December 31, 2018 filed by Genomic Health with the SEC on February 28, 2019);

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Unaudited Condensed Consolidated Financial Statements of Genomic Health as of September 30, 2019 (included in Genomic Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed by Genomic Health with the SEC on October 30, 2019); and

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The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any amendment or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
FORWARD-LOOKING STATEMENTS
Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, expectations, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales, marketing and patient adherence efforts, expectations concerning payer reimbursement, and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: uncertainties associated with the coronavirus (COVID-19) pandemic, including its possible effects on our operations and the demand for our products and services; our ability to efficiently and flexibly manage our business amid uncertainties related to COVID-19; our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the success of our efforts to facilitate patient access to Cologuard via telehealth; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of the adoption, modification or repeal of any law, rule, order, interpretation or policy relating to the healthcare system, including without limitation as a result of any judicial, executive or legislative action; the effects of changes in pricing, coverage and reimbursement for our products and services, including without limitation as a result of the Protecting Access to Medicare Act of 2014; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Society of Clinical Oncology, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships, such as through our Promotion Agreement with Pfizer, Inc., and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to maintain regulatory approvals and comply with applicable regulations; our ability to manage an international business and our expectations regarding our international expansion and opportunities; the potential effects of foreign currency exchange rate fluctuations and our efforts to hedge such effects; the possibility that the anticipated benefits from our combination with Genomic Health cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Genomic Health’s operations will be greater than expected and the possibility of disruptions to our business during integration efforts and strain on management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. Therefore, you should not rely on any of these forward-looking statements. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.
The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

THE COMPANY
Overview
Exact Sciences Corporation is a leading global cancer diagnostics company. We have developed some of the most impactful brands in cancer diagnostics, and we are currently working on the development of additional tests for other types of cancer, with the goal of bringing new innovative cancer tests to patients throughout the world.
Our Cologuard Test
Colorectal cancer is the second leading cause of cancer deaths in the United States (“U.S.”) and the leading cause of cancer deaths in the U.S. among non-smokers. In 2020 in the U.S. there are projected to be approximately 148,000 new cases of colorectal cancer and 53,000 deaths from colorectal cancer. It is widely accepted that colorectal cancer is among the most preventable, yet least prevented cancers.
Our Cologuard test is a non-invasive stool-based DNA (“sDNA”) screening test that utilizes a multi-target approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and pre-cancer. Upon approval by the U.S. Food and Drug Administration (“FDA”) in August 2014, Cologuard became the first and only FDA-approved sDNA non-invasive colorectal cancer screening test. Cologuard is now indicated for average risk adults 45 years of age and older.
Our Oncotype DX Tests
With our Oncotype IQ Genomic Intelligence Platform we are applying our world-class scientific and commercial expertise and infrastructure to lead the translation of clinical and genomic data into clinically actionable results for treatment planning throughout the cancer patient’s journey, from diagnosis to treatment selection and monitoring. Our Oncotype IQ Genomic Intelligence Platform is currently comprised of our flagship line of Oncotype DX gene expression tests for breast, prostate and colon cancer, as well as Oncotype DX AR-V7 Nucleus Detect® test, a liquid-based test for advanced stage prostate cancer.
International Business Background and Products
We currently commercialize our Oncotype DX tests internationally through employees in Canada, Japan and six European countries, as well as through exclusive distribution agreements. We have provided our Oncotype DX tests in more than 90 countries outside of the United States. We do not currently offer Cologuard outside of the U.S.
Inclusion of our products in guidelines and quality measures will be critical to our international success. The Oncotype DX breast cancer test is recognized in international guidelines issued by the St. Gallen International Breast Cancer Expert Panel and European Society for Medical Oncology and has been included in certain guidelines and recommendations in England, Germany and Japan. We have obtained coverage for our invasive breast cancer test outside of the U.S., including coverage for certain patients in Canada, France, Spain, Germany, Italy, Ireland, Israel, Saudi Arabia, Switzerland, and the United Kingdom. We expect that broadening coverage and reimbursement for our Oncotype DX tests outside of the United States will take years.
Pipeline Research and Development
Our research and development efforts are focused on developing new products and enhancing existing products to address new cancer areas and expand the clinical utility and addressable patient populations for our existing tests. These development efforts may lead to a variety of possible new products, including risk assessment, screening and prevention, early disease diagnosis, adjuvant and/or neoadjuvant disease treatment, metastatic disease treatment selection and patient monitoring.
Through our collaboration with Mayo Foundation for Medical Education and Research, we have successfully performed validation studies on multiple types of cancer using tissue, blood and other samples. We are currently focusing our research and development efforts on building a pipeline of potential future products and services with a focus on improving Cologuard’s performance characteristics and on developing blood or other fluid-based (“liquid biopsy”) tests. We expect to advance liquid biopsy through biomarker discovery and validation in tissue, blood, or other fluids.
Corporate Information
We were incorporated in the State of Delaware on February 10, 1995. Our corporate headquarters are located at 441 Charmany Drive, Madison, Wisconsin 53719. Our telephone number is (608) 535-8815. Our Internet website address is www.exactsciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.
USE OF PROCEEDS
We currently intend to use the estimated net proceeds from the sale of these securities for general corporate and working capital purposes, including to fund expansion of our commercialization activities and to fund our product development efforts. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On November 8, 2019, the Company completed the Genomic Health Acquisition. The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company including certain pro forma adjustments and has been prepared to illustrate the pro forma effects of the Genomic Health Acquisition.
The Genomic Health Acquisition was accounted for using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, which we refer to as ASC 805 with Exact Sciences considered to be the acquirer of Genomic Health for accounting purposes.
The pro forma statement of operations and related notes do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax or other synergies that may result from the merger. The historical condensed combined statement of operations has been adjusted to give effect to events that are (1) directly attributable to the Genomic Health Acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results of operations.
The unaudited pro forma condensed combined balance sheet at March 31, 2020 and unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 were not presented as the historical consolidated financial statements of the Company already reflect the effects of the Genomic Health Acquisition. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019, combines the historical results of operations of the Company for the year ended December 31, 2019 and the historical results of Genomic Health for the period from January 1, 2019 through November 7, 2019 (“Pre-merger period”), and gives effect to the Genomic Health Acquisition as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined financial information has been prepared in conformity with accounting principles generally accepted in the United States, which are referred to as GAAP and pursuant to the U.S. Securities and Exchange Commission Regulation S-X Article 11.
The unaudited pro forma condensed combined financial information contained herein has been prepared based on available information and is not necessarily indicative of the results of operations that might have occurred had the Genomic Health Acquisition happened on January 1, 2019. This financial information may not be predictive of the future results of operations of the Company, as the Company’s future results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of Genomic Health for the period January 1, 2019 through November 7, 2019 in the pro forma statement of operations was derived by adding the historical unaudited condensed consolidated statement of operations of Genomic Health for the nine months ended September 30, 2019 and the historical unaudited condensed consolidated financial information of Genomic Health for the period from October 1, 2019 through November 7, 2019 derived from its accounting records. The results of Genomic Health for the period November 8, 2019 through December 31, 2019 are included in the Exact Sciences’ historical consolidated statement of operations within its Annual Report on Form 10-K for the year ended December 31, 2019.
The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial information are described in the accompanying notes, which should be read together with the pro forma condensed combined financial information.
This unaudited pro forma condensed combined financial information should be read in conjunction with the consolidated financial statements, notes to the consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our annual report on Form 10-K for the year ended December 31, 2019 and the condensed consolidated financial statements, notes to the condensed consolidated financial statements, and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our quarterly report on Form 10-Q for the period ended March 31, 2020.
Unaudited Pro Form Condensed Combined Statement of Operations
Year Ended December 31, 2019
	Historical Exact Sciences	Historical Genomic Health(1)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$876,293	$390,298	$—		$1,266,591
Operating expenses:
Cost of sales (exclusive of amortization of acquired intangibles)	216,717	—	64,635	(a)	281,352
Cost of product revenues	—	61,253	(61,253)	(b)	—
Research and development	139,694	55,284	1,699	(c)	196,677
General and administrative	352,453	103,225	(45,443)	(d)	410,235
Sales and marketing	385,176	148,969	223	(e)	534,368
Amortization of acquired intangibles	16,035	—	77,167	(f)	93,202
Total operating expenses	1,110,075	368,731	37,028		1,515,834
Income (Loss) from operations	(233,782)	21,567	(37,028)		(249,243)
Other income (expense)
Investment income (loss)	26,530	—	(28,741)	(g)	(2,211)
Interest income (expense)	(61,599)	4,539	—		(57,060)
Unrealized gain on equity securities	—	(1,234)	1,234	(h)	—
Other (expense) income, net	—	(977)	977	(i)	—
Total other expense	(35,069)	2,328	(26,530)		(59,271)
Income, (loss) before taxes	(268,851)	23,895	(63,558)		(308,514)
Income tax benefit (expense)	184,858	(930)	(167,913)	(j)	16,015
Net income (loss)	$(83,993)	$22,965	$(231,471)		$(292,499)
Net loss per share – basic and diluted	$(0.64)				$(2.00)
Weighted average common shares outstanding − basic and diluted	131,257		14,907	(k)	146,164

(1)
For the period from January 1, 2019 through November 7, 2019.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.
Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statement of operations was prepared in accordance with GAAP and pursuant to the U.S. Securities and Exchange Commission Regulation S-X Article 11, and presents the pro forma combined results of operations of the Company and Genomic Health based upon the historical information, after giving effect to the transaction discussed above, and the adjustments described in these footnotes. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the historical results of operations of the Company for the year ended December 31, 2019 and the historical results of Genomic Health for the Pre-merger period, and gives effect to the Genomic Health Acquisition as if it occurred on January 1, 2019. Pro forma adjustments are included only to the extent they are (1) directly attributable to the Genomic Health Acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results of operations.
The Genomic Health Acquisition is reflected in the unaudited pro forma condensed combined statement of operations as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations, with the Company surviving as the accounting and legal entity acquirer.
The unaudited pro forma condensed combined statement of operations does not reflect pro forma adjustments for ongoing cost savings that the new combined company expects to and/or has achieved as a result of the Genomic Health Acquisition or the costs necessary to achieve these cost savings or synergies.
2.
The Merger — Consideration Transferred and Fair Value of Net Assets Acquired

The combination date fair value of the consideration transferred for Genomic Health was approximately $2.5 billion, which consisted of the following:
(In millions)
Cash	$1,062
Common stock issued	1,389
Fair value of replacement stock options and restricted stock awards	18
Total purchase price	$2,469
The fair value of the common stock issued as part of consideration was determined on the basis of the closing market price of the Company’s shares at the acquisition date. The fair value of the stock options assumed by the Company was determined using the Black-Scholes option pricing model. The share conversion ratio of 0.76534 was applied to convert Genomic Health’s outstanding equity awards for Genomic Health’s common stock into equity awards for shares of the Company’s common stock.
The purchase price was allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of combination as follows:

(In thousands)
Cash and cash equivalents	$87,627
Marketable securities	201,519
Accounts receivable	57,400
Inventory	3,535
Prepaid expenses and other current assets	8,360
Property, plant and equipment	69,905
Goodwill	1,190,187
Trade name	100,000
Supply agreement intangible	30,000
Developed technology	800,000
In-process research and development (IPR&D)	200,000
Operating lease right-of-use assets	80,790
Other long-term assets	14,972
Accounts payable, accrued liabilities and other current liabilities	(88,995)
Deferred tax liability	(209,805)
Operating lease liabilities, current portion	(3,258)
Operating lease liabilities, less current portion	(71,270)
Other long-term liabilities	(2,399)
Total fair value consideration	$2,468,568
The fair value of identifiable intangible assets has been determined using the income approach, which involves significant unobservable inputs (Level 3 inputs). These inputs include projected sales, margin, required rate of return and tax rate, as well as an estimated royalty rate in the cases of the developed technology and trade name intangibles. The developed technology and trade name intangibles are valued using a relief-from-royalty method.
Trade name represents the value associated with the Oncotype DX trade name in the market. The trade name intangible is amortized on a straight-line basis over its estimated useful life of 16 years.
Developed technology represents purchased technology that had reached technological feasibility and for which Genomic Health had substantially completed development as of the date of combination. Fair value was determined using future discounted cash flows related to the projected income stream of the developed technology for a discrete projection period. Cash flows were discounted to their present value as of the closing date. Developed technology is amortized on a straight-line basis over its estimated useful life of 10 years.
IPR&D represent capitalized incomplete research projects as of the combination date and had no alternative future use. The amounts capitalized are being accounted for as indefinite-lived intangible assets, subject to impairment testing, until completion or abandonment of the R&D efforts associated with the projects. The primary basis for determining technological feasibility of these projects is obtaining regulatory approval to market the underlying product and expected commercial release. The Company recorded $200.0 million of IPR&D related to the development of an IVD version of the Oncotype DX Breast Recurrence Score test. The IPR&D asset was valued using the multiple-period excess earnings method approach.

3.
Pro Forma Adjustments

(a)
Cost of sales (exclusive of amortization of acquired intangibles)

Pre-merger Period (000’s)
To reclassify Genomic Health cost of product revenues presented in operating expenses by Genomic Health to cost of sales (exclusive of amortization of acquired intangibles) presented in operating expenses to conform to Exact Sciences’ financial presentation	$61,253
To record incremental depreciation expense based upon the fair value of the tangible fixed assets acquired	3,382
$64,635

(b)
Costs of product revenues

Pre-merger Period (000’s)
To reclassify Genomic Health cost of product revenues presented in operating expenses by Genomic Health to cost of sales (exclusive of amortization of acquired intangibles) presented in operating expenses to conform to Exact Sciences’ financial presentation	$(61,253)

(c)
Research and development

Pre-merger Period (000’s)
To record incremental depreciation expense based upon the fair value of the tangible fixed assets acquired	$1,699

(d)
General and administrative

Pre-merger Period (000’s)
To record incremental stock-based compensation expense of converted equity awards	$2,327
To reflect the removal of acquisition-related costs of Exact Sciences	(22,523)
To reflect the removal of acquisition-related costs of Genomic Health	(35,456)
To record incremental depreciation expense based upon the fair value of the tangible fixed assets acquired	7,931
To record incremental right-of-use lease amortization expense based upon the fair value of leases acquired	2,278
$(45,443)

(e)
Sales and marketing

Pre-merger Period (000’s)
To record incremental depreciation expense based upon the fair value of the tangible fixed assets acquired	$223

(f)
Amortization of acquired intangibles

Pre-merger Period (000’s)
To record incremental amortization expense for the acquired intangible assets	$77,167

(g)
Investment income

Pre-merger Period (000’s)
To reclassify Genomic Health other (expense) income, net presented in other (expense) income, net by Genomic Health to investment income to conform to Exact Sciences’ financial presentation	$(977)
To reclassify Genomic Health unrealized gain on equity securities presented in other (expense) income, net by Genomic Health to investment income to conform to Exact Sciences’ financial presentation	(1,234)
To reflect the removal of investment income upon sale of Exact Sciences’ marketable securities	(26,530)
$(28,741)

(h)
Unrealized gain on equity securities

Pre-merger Period (000’s)
To reclassify Genomic Health unrealized gain on equity securities presented in unrealized gain on equity securities by Genomic Health to investment income to conform to Exact Sciences’ financial presentation	$1,234

(i)
Other (expense) income, net

Pre-merger Period (000’s)
To reclassify Genomic Health other (expense) income, net presented in other (expense) income, net by Genomic Health to investment income to conform to Exact Sciences’ financial presentation	$977

(j)
Income tax benefit (expense)

Pre-merger Period (000’s)
To adjust for tax benefit recognized upon release of Genomic Health valuation allowance	$(183,314)
To record the tax impact of the net increase in incremental stock-based compensation expense × an estimated statutory tax rate of 24%	564
To record the tax impact of the net decrease in acquisition related costs × an estimated statutory tax rate of 24%	(14,048)
To record the tax impact of the net increase in amortization expense (total adjustments for amortization expense × an estimated statutory tax rate of 24%)	18,698
To record the tax impact of the net decrease in investment income × an estimated statutory tax rate of 24%	6,428
To record the tax impact of the increase in depreciation expense × an estimated statutory tax rate of 24%	3,207
To record the tax impact of the increase in right-of-use lease amortization expense × an estimated statutory tax rate of 24%	552
$(167,913)

(k)
Basic and diluted earnings per share

The unaudited pro forma adjustments for basic and diluted weighted average shares outstanding represents the additional weighted average shares that should be accounted for in the calculation as if the combination occurred on January 1, 2019. The adjustment is the variance between 17.4 million total Company common stock issued as part of the combination (and thus should be considered outstanding for the full year) and the 2.5 million shares actually included in the Company’s historical basic weighted average shares calculation, which represents the weighted average shares outstanding from the combination date to the end of the year. The diluted weighted average shares outstanding are equal to the basic weighted average shares outstanding as the unaudited pro forma condensed combined statement of operations is in a net loss position for the year ended December 31, 2019.
AUTHORIZED CAPITAL STOCK
Our Certificate of Incorporation currently provides us the authority to issue 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2020, 149,446,864 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Our board of directors is seeking stockholder approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares at our 2020 Annual Stockholders Meeting, which is scheduled to occur on July 23, 2020.
DESCRIPTION OF SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings, the following securities:
•
shares of common stock;

•
shares of preferred stock;

•
debt securities, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities;

•
warrants for the purchase of debt securities, preferred stock or common stock; and

•
rights to purchase our debt securities, common stock, preferred stock or other securities.

Set forth below is a general description of the securities that may be offered under this prospectus. We will set forth in the applicable prospectus supplement and/or free writing prospectus a specific description of the securities that are offered under this prospectus. The terms of the offering of our common stock, preferred stock or any such other securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.
We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of any such underwriters, dealers or agents, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

DESCRIPTION OF COMMON STOCK WE MAY OFFER
The following summary description of our common stock is based on the provisions of our certificate of incorporation and by-laws and the applicable provisions of the General Corporation Law of the State of Delaware. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation, by-laws and the General Corporation Law of the State of Delaware. For information on how to obtain copies of our certificate of incorporation and by-laws, see the discussion above under the heading “Where You Can Find More Information.”
We may offer our common stock issuable upon the conversion of debt securities or preferred stock and upon the exercise of warrants.
Voting Rights
Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.
Dividend and Liquidation Rights
The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any securities of Exact and no sinking fund provisions apply to our common stock. Upon the liquidation, dissolution or winding up of Exact, the holders of our common stock are entitled to receive pro rata the assets of Exact which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
We have never paid any cash dividends on our common stock.
Fully Paid and Non-Assessable
All outstanding shares of our common stock are fully paid and non-assessable.
NASDAQ Listing
Our common stock is listed on the NASDAQ Capital Market under the symbol “EXAS.”
Transfer Agent and Registrar
The transfer agent and registrar for the our common stock is American Stock Transfer and Trust Company, LLC.
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our certificate of incorporation, with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our certificate of incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.
Authorized Preferred Stock
We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our board of directors.

Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:
•
the number of shares to be included in the series;

•
the annual dividend rate for the series, if any, and any restrictions or conditions on the payment of dividends;

•
the redemption price, if any, and the terms and conditions of redemption;

•
any sinking fund provisions for the purchase or redemption of the series;

•
if the series is convertible, the terms and conditions of conversion;

•
the amounts payable to holders upon our liquidation, dissolution or winding up; and

•
any other rights, preferences and limitations relating to the series, including voting rights.

Our board of directors’ ability to authorize, without shareholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.
No shares of our preferred stock are currently issued and outstanding.
Specific Terms of a Series of Preferred Stock
The preferred stock we may offer will be issued in one or more series. The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:
•
the designations and stated value per share;

•
the number of shares offered;

•
the amount of liquidation preference per share;

•
the public offering price at which the preferred stock will be issued;

•
the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•
any redemption or sinking fund provisions;

•
any conversion or exchange rights; and

•
any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank
Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our certificate of incorporation so permits.
Dividends
Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility
Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.
Redemption
The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.
Liquidation
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Exact, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting
The holders of preferred stock of each series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.
Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:
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increase or decrease the aggregate number of authorized shares of that series;

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increase or decrease the par value of the shares of that series; or

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alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:
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as discussed above or in the prospectus supplement;

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as provided in our certificate of incorporation and in the certificate of designations; and

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as otherwise required by law.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
General
The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Exact Sciences Corporation, to be issued in one or more series, which may include either senior debt securities, subordinated debt securities or senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities and any guarantees that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which the debt securities are issued as supplemented by any supplemental indenture applicable to the debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.
THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES THE RIGHTS OF A HOLDER OF THE DEBT SECURITIES.
Information You Will Find in the Prospectus Supplement
The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:
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the title and denominations of the debt securities of the series;

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any limit on the aggregate principal amount of the debt securities of the series;

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the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

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the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

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the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

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the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

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the place or places where the principal and interest on the series of debt securities will be payable;

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the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

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if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

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any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

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the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

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the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

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whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

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any addition to or change in the events of default with respect to the debt securities of the series;

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the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

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the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

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the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;

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any other terms of the debt securities of the series which are not prohibited by the indenture; and

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement.
Senior Debt
We may issue senior debt securities under the indenture. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.
Subordinated Debt
We may issue subordinated debt securities under the indenture. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.
If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.
Senior Subordinated Debt
We may issue senior subordinated debt securities under the indenture. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt.
Interest Rate
Debt securities that bear interest will do so at a fixed rate or a variable rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

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any discounted debt securities; and

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any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities
We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:
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by the depository for the registered global security to a nominee of the depository;

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by a nominee of the depository to the depository or another nominee of the depository; and

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by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.
Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or dealers participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.
The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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may not have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

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will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.
We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
Payment of Interest on and Principal of Registered Global Securities
We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of Exact Sciences Corporation, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:
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any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security; or

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maintaining, supervising, or reviewing any records relating to beneficial ownership interests.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.
Exchange of Registered Global Securities
We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:
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the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Securities Exchange Act or 1934, as amended; and

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we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.
Covenants by Exact Sciences Corporation
The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:
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failure to pay when due any interest on any debt security of that series, continued for 30 days;

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failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

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failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

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certain events of bankruptcy, insolvency or similar proceedings affecting us; and

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any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.
After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.
No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, the trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.
Supplemental Indentures
We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:
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to add guarantees to or secure any series of debt securities;

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to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

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to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

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to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

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to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

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to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;
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to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

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to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.
Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:
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change the final maturity of the principal of, or any installment of interest on, any debt securities;

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reduce the principal amount of any debt securities or the rate of interest on any debt securities;

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change the currency in which any debt securities are payable;

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impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

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reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

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modify the ranking or priority of the securities; or

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reduce any premium payable upon the redemption of any debt securities.

Satisfaction and Discharge of the Indenture; Defeasance
Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.
In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to

Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).
The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.
Mergers, Consolidations and Certain Sales of Assets
Unless otherwise indicated in the applicable prospectus supplement, while we have outstanding debt securities, we may not:
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consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

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sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any other person or entity, unless:

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the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

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immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

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we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The phrase “substantially all” of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “substantially all” of our assets has occurred.
Governing Law
The indenture and the debt securities will be governed by the laws of the State of New York.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, incorporator or stockholder of Exact Sciences Corporation, as such, shall have any liability for any obligations of Exact Sciences Corporation under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of Exact Sciences Corporation. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.
Conversion or Exchange Rights
Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding our ability or that of the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee
The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.
The indenture contains limitations on the right of the trustee, should it become a creditor of Exact Sciences Corporation, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.
DESCRIPTION OF WARRANTS WE MAY OFFER
We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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the price at which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.
After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.
Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.
DESCRIPTION OF RIGHTS WE MAY OFFER
We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.
The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
The specific terms of any rights offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation by Reference” above for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement or free writing prospectus may describe:
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in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

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in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

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the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

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the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

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the extent to which the rights are transferable;

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the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

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any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities We May Offer,” “— Description of Common Stock We May Offer” and “— Description of Preferred Stock We May Offer” above, will apply, as applicable, to any rights we offer.
CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BY-LAWS
The following paragraphs regarding certain provisions of the DGCL, our certificate of incorporation, and our by-laws are summaries of the material terms thereof and do not purport to be complete. We urge you to read the applicable prospectus supplements, any related free writing prospectuses related to a security that we may offer under this prospectus, the DGCL, and our certificate of incorporation and by-laws. Copies of the certificate of incorporation and by-laws are on file with the SEC as exhibits to filings previously made by us. See “Where You Can Find More Information.”
General
The provisions of the DGCL, and our certificate of incorporation and by-laws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Actions at Meetings of Stockholders; Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals
Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our certificate of incorporation and by-laws also provide that special meetings of stockholders may be called from time to time only by a majority of our board of directors, our president or the chairman of the board for the purpose specified in the notice of meeting. In addition, the by-laws provide that candidates for director may be nominated and other business brought before an annual meeting only by the Board of Directors or by a stockholder who gives written notice to us not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Such stockholder’s notice must set forth certain information required by the by-laws. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Delaware Business Combination Statute
We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner or certain other exceptions are met. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Other Supermajority Voting Requirements
In addition to the supermajority requirement for certain business combinations discussed above, our certificate of incorporation and by-laws also contain other supermajority requirements, including:
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the affirmative vote of the holders of 75% or more of the voting power of the shares of our then outstanding voting stock, voting together as a single class, is required to amend or repeal, or adopt any provisions in our certificate of incorporation inconsistent with certain designated provisions relating to (1) reducing or eliminating the number of authorized shares of common stock or preferred stock, (2) the rights of common stock and the issuance of preferred stock, (3) the perpetual existence of the Company, (4) the management of the business and the conduct of affairs of the Company, (5) our board of directors, (6) fiduciary obligations of directors, (7) our board’s evaluation of tender offers, exchange offers and business combinations, (8) indemnification of certain indemnitees of the Company and (9) amendments to our certificate of incorporation’s amendment provisions;

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an affirmative vote of the holders of 80% of the shares of the capital stock of the Company issued and outstanding and entitled to vote at any regular or special meeting of stockholders is required for stockholders to amend our by-laws, as long as notice of such amendment is stated in the notice in the case of a special meeting; and

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the affirmative vote of the holders of 75% of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors is required by our by-laws to amend or repeal the provision prohibiting stockholder action by written consent.

Classified Board of Directors
Our certificate of incorporation and by-laws provide that our board of directors is divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual stockholders’ meeting for election of directors following the most recent election of such class.
Directors, and Not Stockholders, Fix the Size of Our Board
Our certificate of incorporation and by-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors, but in no event will it consist of less than three directors.

Board Vacancies to Be Filled by Remaining Directors
Under our certificate of incorporation and by-laws, any vacancy on the board of directors created by any reason prior to the expiration of the term in which the vacancy occurs will be filled by a majority of the remaining directors, even if less than a quorum, unless and until such vacancy is filled by our stockholders. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated by reference into this prospectus.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.
We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.
We may enter into agreements with underwriters to sell our securities. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.
Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.
During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.
LEGAL MATTERS
The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina 28202.
EXPERTS
The consolidated financial statements of Exact Sciences Corporation as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the effectiveness of Exact Sciences Corporation’s internal control over financial reporting contains an explanatory paragraph due to the exclusion of certain elements of the internal control over financial reporting of Genomic Health, Inc.’s business, which Exact Sciences Corporation acquired in 2019), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Genomic Health, Inc. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXACT SCIENCES CORPORATION
8,605,483 Shares of Common Stock

PROSPECTUS SUPPLEMENT

October 27, 2020